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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Reunion Industries, Inc. on Form S-3 (File No. 33-77566) and on Form S-8 (File No. 33-77232) of our report dated February 6, 1996 on our audit of the financial statements of Quality Molded Products, Inc. for the years ended December 31, 1995 and 1994, which report is included in this Form 8-K of Reunion Industries, Inc. dated December 3, 1996.







Dixon, Odom & Co., L.L.P.
Greensboro, North Carolina
December 3, 1996